UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 11, 2013
Date of Report (Date of earliest event reported)

Marine Drive Mobile Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53502	68-0676667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West NYE Ln., Ste. 129, Carson City, NV
(Address of Principal Executive Offices)

(415) 839-1055
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events.

Reverse Stock Split

Effective September 11, 2013, Marine Drive Mobile Corp. (the “Company”) effected a one-for-one hundred reverse stock split of all of its issued and outstanding shares of common stock (the “Stock Split”).  Shareholders of the Company holding certificated shares will be sent a letter of transmittal containing instructions for surrender of their certificates representing shares of pre-Stock Split common stock to the Company’s transfer agent in exchange for certificates representing the number of whole shares of post-Stock Split common stock into which they have been converted.  Fractional shares resulting from the Stock Split will be rounded up to the nearest whole share.  The Stock Split will decrease the number of the Company’s issued and outstanding common stock to approximately 658,200, from the current 65,820,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Drive Mobile Corp.

Date: September 11, 2013	By:	/s/ Colin Macdonald
Name: Colin Macdonald
Title: President